MELAMINE CHEMICALS, INC.
                   EMPLOYEE 401(K) THRIFT PLAN

                         AMENDMENT NO. 2


     Effective June 1, 1974 Melamine Chemicals, Inc., a Delaware corporation located in Donaldsonville, Louisiana (the "Company"), adopted a plan which is now known as the Melamine Chemicals, Inc. Employee 401(k) Thrift Plan, which Plan was most recently restated on April 8, 1996.

     The Board of Directors of the Company having reserved the right to amend the Plan document, and having authorized the following Amendment in order: to provide that all benefits are based on account balances as of the most recent Valuation Date, except that any cash benefit attributable to Company stock that is sold after that Valuation Date will be based on the proceeds from the sale of the stock; to allow in-service withdrawals from the Employee Deferral Account after reaching age 59-1/2 without having to prove hardship; and to require a Participant requesting a hardship withdrawal to affirm that the need cannot be satisfied by other means; the Plan document is hereby amended as follows, effective January 1, 1997:

                                I.

     The sixth sub-paragraph of Paragraph 3 of Article IX (the sub-paragraph formerly beginning with the wrods "A benefit other than an immediate distribution") is hereby amended to read in its entirety as follows:

     All benefits are based on account balances as of the Valuation Date immediately preceding the Benefit Commencement Date, except that a Participant who elects to receive cash instead of Company Stock will receive the proceeds from the sale of the stock even if the sale of the stock occurs after the Valuation Date immediately preceding the Benefit Commencement Date.

                               II.

     The first four lines of Paragraph 4 of Article X of the Plan document are hereby deleted and the following lines are hereby inserted at that point:

     While employed by the Company, a Participant may withdraw all or a portion of the Participant's Salary Deferral Account if the Participant has attained age 59-1/2 or if the Participant has a Financial Hardship, as defined at Paragraph 5. The following additional rules apply to a withdrawal from the Salary Deferral Account on account of a Financial Hardship:

                               III.

     Paragraph 4 of Article X of the Plan document is hereby amended by added thereto a new sub-paragraph g. which shall read in its entirety as follows:

     g. The Participant signs a written affirmation that the need cannot be satisfied by any other means.

     The foregoing amendment of the Melamine Chemicals, Inc. Employee 401(k) Thrift Plan is EXECUTED this 7th day of August, 1997, in multiple counterpart originals.

WITNESSES:                         MELAMINE CHEMICALS, INC.


/s/  Keely B. Landry               BY:  /s/  Frederic R. Huber
--------------------                    ----------------------
                                   TITLE:   PRESIDENT AND CEO
/s/  Nila N. Jordan
-------------------


                          ACKNOWLEDGMENT

STATE OF LOUISIANA

PARISH OF ASCENSION

     BEFORE ME, the undersigned Notary Public, personally came and appeared FREDERIC R. HUBER, President and CEO, of Melamine Chemicals, Inc., who being by me sworn did depose and state that he signed the foregoing Amendment No. 2 of the Melamine Chemicals, Inc. Employee 401(k) Thrift Plan as his free act and deed on behalf of Melamine Chemicals, Inc. for the purposes therein set forth.


                                        /s/  Frederic R. Huber
                                        ----------------------

SWORN TO AND SUBSCRIBED BEFORE
ME THIS 7TH DAY OF AUGUST, 1997.


/s/  Notary Public
------------------
     NOTARY PUBLIC